1                                 BUSINESS UPDATE
                            **For Immediate Release**

                    MULTILINK TECHNOLOGY CORPORATION REPORTS
                           THIRD QUARTER 2001 RESULTS

o  Revenues for the quarter of $37.6 million
o  Third quarter gross margins improve to 64.7%
o $8.7 million cash flow from operations drives cash and short term investments to $95.9 million

Somerset, New Jersey U.S.A. - October 23, 2001 - Multilink Technology Corporation (Nasdaq: MLTC), a leading provider of advanced semiconductor-based solutions that accelerate the deployment of high-speed optical networks, today reported results for the third quarter ended September 30, 2001.

Total revenues for the third quarter of 2001 were $37.6 million, compared with $35.1 million for the second quarter of 2001 and $18.7 million in the third quarter of 2000. Pro forma gross margins for the third quarter of 2001 were 64.7%, compared with 63.8% in the second quarter of 2001 and gross margins of 63.1% in the third quarter of 2000. Pro forma net income for the third quarter of 2001 was $1.6 million, or diluted EPS $0.02, compared with net income of $0.8 million, or diluted EPS $0.01, in the second quarter of 2001 and net income of $1.3 million, or diluted EPS $0.02, in the third quarter of 2000.

Total revenues for the nine-month period ended September 30, 2001 were $103.8 million, compared with $47.3 million for the nine-month period ended September 30, 2000. Pro forma gross margins for the nine-month period ended September 30, 2001 were 64.0%, compared with gross margins of 62.5% for the nine-month period ended September 30, 2000. Pro forma net income for the nine-month period ended September 30, 2001 was $2.9 million, or diluted EPS $0.03, compared with net income of $5.3 million, or diluted EPS $0.07, for the same period in 2000.

Dr. Richard Nottenburg, Multilink's Co-Chairman, President and Chief Executive Officer commented on the quarter, "We are pleased with our performance this quarter in light of a challenging operating environment. Nevertheless, the impact of reductions in carrier spending has caused us to experience a net decline in backlog and has reduced visibility. As a consequence, we expect revenues for the fourth quarter to be between $26 and $32 million."

"At the same time, we are extremely satisfied with our design win activity and the acceptance of our new products. In fact, we had more design wins during the third quarter than during all of 2000. We are also pleased to see our design win momentum extend to established system OEMs outside of North America and Europe. Multilink remains committed to research and development activities and the rapid introduction of new innovative products, expanding our total addressable market and increasing our market share. We will also use this opportunity to increase our competitive position by working closely with those system OEMs who we believe will emerge as the market leaders in 2002 and beyond." concluded Dr. Nottenburg.

GAAP Basis Results

Pro forma operating results exclude certain items reported under generally accepted accounting principles (GAAP), including deferred stock compensation in each period and a write down to inventories which occurred in the first quarter of 2001. Pro forma operating results include cancellation payments received by the company. Gross margins under GAAP for the third quarter of 2001 were 63.0%, compared with 62.5% in the second quarter of 2001 and gross margins of 61.4% in the third quarter of 2000. Net income attributable to common shareholders under GAAP for the third quarter of 2001 was $1.4 million, or EPS $0.01, compared with a net loss attributable to common shareholders of $0.9 million, or EPS ($0.03), in the second quarter of 2001 and a net loss attributable to common shareholders of $0.9 million, or EPS ($0.03), in the third quarter of 2000.

Gross margins under GAAP were 57.8% for the nine-month period ended September 30, 2001, compared with gross margins of 61.5% for the same period in 2000. The net loss attributable to common shareholders under GAAP for the nine-month period ended September 30, 2001 was $4.0 million, or EPS ($0.09), compared with a net loss attributable to common shareholders of $12.0 million, or EPS ($0.40), for the same period in 2000.

Additional Highlights

o James M. Schneider joined the Board of Directors. Mr. Schneider, 48, is Senior Vice President and Chief Financial Officer at Dell Computer
     Corporation and brings more than 27 years of business experience to our Board of Directors.

Recent Product Introductions

--------------------------------------------------------------------------------
Date             Product             Function / Description
-----            --------            -----------------------
--------------------------------------------------------------------------------

                                 The  MTC6131 is a next generation, 10 Gb/s,
October 9,     SuperFECTM        Super  Forward  Error  Correction (SuperFEC
2001           MTC6131           (TM)), SuperFECTM  digital  wrapper device.
                                 This  integrated  device features full
                                 SONET/SDH  section  overhead  processing,
                                 G.709 Digital  Wrapper including Reed
                                 Solomon RS(255,239) FEC and SuperFEC(TM) or additional code gain. This results in additional system reach, additional DWDM bandwidth and lower costs for customers.

--------------------------------------------------------------------------------

                                 The MTC5531 is Multilink's full-rate clock
October 2,     Full-rate Clock   driver module for Lithium Niobate (LiNbO3)
2001           Driver            Return-to-Zero (RZ) optical modulators. The
               MTC5531           MTC5531 provides customers with several
                                 advantages over other industry clock drivers including; a considerably smaller package, lower power requirements and a built-in
                                 Automated Gain Control (AGC).

--------------------------------------------------------------------------------

                                 The MTC5527 Limiting Modulator Driver for high
October 1,     Limiting          speed applications up to 13 Gb/s is designed to
2001           Modulator         play an important role in  Return-to-Zero (RZ)
               Driver            applications. The MTC5527 is a precision multi-
               MTC5527           chip module for driving Lithium Niobate
                                 (LiNbO3) MTC5527 modulators. The MTC5527 provides lower power dissipation, lower output jitter, higher input sensitivity, lower rail ripple and faster edge speeds, making it an ideal solution for RZ transmission.

--------------------------------------------------------------------------------

                                 The MTC5530, a half-rate clock driver module
July 18,       Half-rate Clock   for Lithium Niobate (LiNbO3)Return to Zero (RZ)
 2001          Driver            optical modulators, is produced in a
               MTC5530           significantly smaller package than the current
                                 market standard. The MTC5530 generates an
                                 extremely high quality signal for 10 to 13 Gb/s
                                 bit rate SONET/SDH transmission systems.
--------------------------------------------------------------------------------

Multilink will hold a conference call to discuss quarterly results and revised financial guidance today, October 23, 2001, at 5:00 pm EDT. The conference call will be broadcast over the Internet. To listen to the call, please visit Multilink's web-site at http://www.mltc.com and then select Investor Relations and the link to `3rd Quarter Results Announcement' approximately ten minutes before the start of the call. Please note that it will be necessary to have Windows Media Player installed on your computer to listen to the call and that this will be available for downloading from the Multilink site. A replay of the call, in it's entirety, will be available on the website for approximately seven days following the live call.

About Multilink:

Multilink Technology Corporation designs, develops and markets advanced mixed signal integrated circuits, modules, VLSI products and higher-level assemblies designed to enable the next generation of high-speed optical networking systems. By providing our customers with sophisticated products developed by utilizing systems level expertise and a high level of component integration, we facilitate our customers' ability to meet their time-to-market requirements. Our products span the markets from Metro to Ultra Long Haul optical transport equipment with a focus on the fastest commercially available speeds of 10 Gb/s and higher. Multilink is headquartered in Somerset, New Jersey with additional offices located throughout North America and Europe.


Safe Harbor  Statement  under the Private  Securities  Litigation  Reform Act of
1995:

This release and our comments during the conference call may contain forward-looking statements that are based on our current expectations, estimates and projections about our industry, and reflect management's beliefs and certain assumptions made by us based upon information available to us at this time. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements speak only as of the date hereof. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference for Multilink include, but are not limited to, general economic conditions and specific conditions in the markets we address, including the recent significant economic slowdown in the technology sector and semiconductor industry; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the rate at which our present and future customers and end-users adopt Multilink's technologies and products in our target markets; delays in the adoption and acceptance of industry standards in those markets; the qualification, availability and pricing of competing products and technologies and the resulting effects on revenues and pricing of our products; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; our ability to protect our intellectual property; the availability and pricing of foundry and assembly capacity and raw materials; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; the effects of new and emerging technologies; the risks and uncertainties associated with our international operations; changes in our product or customer mix; the quality of our products and any remediation costs; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our forthcoming Quarterly Report on Form 10-Q, our Registration Statement on Form S-1 and our other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

                                - Tables Follow -



                        Multilink Technology Corporation
                      Consolidated Statement of Operations
                  (in thousands, except for per share amounts)
                                   (unaudited)

                                                                               Three Months Ended                Nine Months Ended
                                                                                 September 30,                     September 30,
                                                                          ----------------------------------------------------------
                                                                             2001              2000           2001        2000
                                                                             ----              ----           ----        ----

Total revenues                                                            $  37,603          $ 18,680      $ 103,774    $ 47,347
Cost of revenues, excluding deferred stock                                   13,267             6,897         37,337      17,756
compensation
Inventory write down                                                            -                 -            4,895         -
Deferred stock compensation                                                     646               315          1,568         475
                                                                          ------------       ------------  ------------ ----------
Total cost of revenues                                                       13,913             7,212         43,800      18,231
                                                                          ------------       ------------  ------------ ----------
Gross profit                                                                 23,690            11,468         59,974      29,116
Operating expenses:
Research and development, excluding deferred
stock compensation                                                           14,386             6,682         40,181      15,617
Sales and marketing, excluding deferred stock
compensation                                                                  5,051             1,893         13,085       4,407
General and administrative, excluding deferred
stock compensation                                                            2,892             2,199          9,148       4,308
Deferred stock compensation                                                   2,334             1,861          7,218       3,940
Research & development - warrant issuance                                       -                 -              -         6,375
                                                                          ------------       ------------  ------------ ----------
Total operating expenses                                                     24,663            12,635         69,632      34,647
Operating loss                                                                 (973)           (1,167)        (9,658)     (5,531)

Other income and expenses                                                       521               708            680         835
                                                                          ------------       ------------- ------------ ----------
Loss before provision (benefit) for income taxes                               (452)             (459)        (8,978)     (4,696)
Provision (benefit) for income taxes                                         (1,827)              400         (5,048)        847
                                                                          ------------       ------------- ------------ ----------
Net income (loss)                                                         $   1,375          $   (859)     $  (3,930)   $ (5,543)
                                                                          ============       ============= ============ ==========

Accretion of preferred stock to redemption value                                -                  24             24          71
Dividend related to warrant issuance                                            -                 -              -         6,375

Net income (loss) per common share
 Basic                                                                    $   0.02           $   (0.03)    $  (0.09)    $ (0.40)
                                                                          ============       ============  ===========  ==========
 iluted                                                                   $   0.01           $   (0.03)    $  (0.09)    $  (0.40)
                                                                          ============       ============  ===========  ==========
Weighted average shares-basic                                                67,433            30,000         43,727      30,000
                                                                          ------------       -----------   -----------  ----------
Weighted average shares-diluted                                              92,275            30,000         43,727      30,000
                                                                          ============       ===========   ===========  ===========




                        Multilink Technology Corporation
          Reconciliation of Pro forma Net Income and Earnings Per Share
                  (in thousands, except for per share amounts)
                                   (unaudited)




                                                                                 Three Months Ended             Nine Months Ended
                                                                                   September 30,                   September 30,
                                                                         ----------------------------------- -----------------------
                                                                             2001              2000           2001          2000
                                                                             ----              ----           ----          ----

Net income (loss) attributable to common
shareholders                                                              $   1,375          $   (883)     $  (3,954)   $(11,989)
                                                                          ===========        ============  ============ ==========

Deferred stock compensation                                                   2,980             2,176          8,786       4,415
Warrant issuances                                                                 0                 0              0       6,456
Accretion of preferred stock to redemption value                                  0                24             24          71
Dividend related to warrant issuances                                             0                 0              0       6,375
Write down to inventories                                                         0                 0          4,895           0
Aggregate pro forma tax adjustment                                           (2,788)                0         (6,854)           0
                                                                          -----------        ------------  ------------ ----------
Pro forma net income                                                      $   1,567          $  1,317          2,897       5,328

Net income (loss) per common share
Basic                                                                     $   0.02           $ (0.03)      $  (0.09)    $ (0.40)
                                                                          ============       ============  ===========  ==========
Diluted                                                                   $   0.01           $ (0.03)      $  (0.09)    $ (0.40)
                                                                          ============       ============  ===========  ==========


Pro forma net income per common share:
 Basic                                                                    $   0.02           $  0.04        $   0.07     $  0.18
                                                                          ===========        ===========   ============ ==========
 Diluted                                                                  $   0.02           $  0.02        $   0.03     $  0.07
                                                                          ===========        ===========   ============ ==========

Weighted average shares:
 Basic                                                                       67,433            30,000          43,727      30,000
                                                                          ===========        ============  ============ ==========
 Diluted                                                                     92,275            82,283          83,819      76,442
                                                                          ===========        ============  ============ ==========



                        Multilink Technology Corporation
                            Select Balance Sheet Data
                    September 30, 2001 and December 31, 2000
                                 (in thousands)


                                                                           2001               2000
                                                                         Sept 30             Dec 31
                                                                       ---------             ------
                                                                       (unaudited)

Cash and short term investments                                           $  95,939          $ 29,159

Accounts receivable                                                          15,453            13,771

Inventories                                                                  15,816            17,264

Total current assets                                                      $ 137,154          $ 66,731

Property and equipment, net                                                  26,823            17,765

Total assets                                                              $ 185,486          $ 90,266


Accounts payable                                                          $   8,278          $ 10,987

Total current liabilities                                                 $  29,778          $ 25,083

Long term obligations, net of current                                         2,524             1,018

Redeemable convertible preferred stock                                            0            55,073

Total shareholders' equity                                                $ 153,184          $  9,092

Total liabilities and shareholders' equity                                $ 185,486          $ 90,266

A/R days (DSO)                                                                   37                49
Inventory days (DOS)                                                            108               169



For more information, please contact:
Richard Sawchak, Director-Investor Relations
Multilink Technology Corporation
300 Atrium Drive, Second Floor
Somerset, New Jersey 08873-4105
Tel: (732) 537-3776
Fax:  (732) 537-3781
Email: rsawchak@mltc.com

                                     - ### -